Exhibit 10.63

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***],
HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT HORIZON THERAPEUTICS PLC TREATS AS PRIVATE OR CONFIDENTIAL

Master Manufacturing Services Agreement

Master Manufacturing Services Agreement

October 15, 2018

Master Manufacturing Services Agreement

ARTICLE 1 STRUCTURE OF AGREEMENT AND INTERPRETATION		1
1.1	Master Agreement.	1
1.2	Product Agreements.	1
1.3	Definitions.	1
1.4	Currency.	6
1.5	Sections and Headings.	6
1.6	Singular Terms.	6
1.7	Appendix 1 and Exhibits.	7
ARTICLE 2 PATHEON'S MANUFACTURING SERVICES		7
2.1	Manufacturing Services.	7
2.2	Active Material Yield.	9
ARTICLE 3 CLIENT'S OBLIGATIONS		10
3.1	Payment.	10
3.2	Active Materials and Qualification of Additional Sources of Supply.	10
ARTICLE 4 CONVERSION FEES AND COMPONENT COSTS		11
4.1	First Year Pricing.	11
4.2	Price Adjustments — Subsequent Years' Pricing.	11
4.3	Price Adjustments — Current Year Pricing.	12
4.4	Adjustments Due to Technical Changes.	13
4.5	Multi-Country Packaging Requirements.	13
ARTICLE 5 ORDERS, SHIPMENT, INVOICING, PAYMENT		14
5.1	Orders and Forecasts.	14
5.2	Reliance by Patheon.	14
5.3	Minimum Orders.	15
5.4	Shipments.	15
5.5	Late Delivery.	15
5.6	Invoices and Payment.	16
ARTICLE 6 PRODUCT CLAIMS AND RECALLS		16
6.1	Product Claims.	16
6.2	Product Recalls and Returns.	17
6.3	Patheon's Responsibility for Defective and Recalled Products.	17
6.4	Disposition of Defective or Recalled Products.	18
6.5	Healthcare Provider or Patient Questions and Complaints.	18
6.6	Sole Remedy.	19

Master Manufacturing Services Agreement

(CONTINUED)

ARTICLE 7 CO-OPERATION		19
7.1	Quarterly Review.	19
7.2	Governmental Agencies.	19
7.3	Records and Accounting by Patheon.	19
7.4	Inspection.	19
7.5	Access.	19
7.6	Notification of Regulatory Inspections.	20
7.7	Reports.	20
7.8	Regulatory Filings.	20
ARTICLE 8 TERM AND TERMINATION		21
8.1	Initial Term.	21
8.2	Termination for Cause.	21
8.3	Product Discontinuation.	22
8.4	Obligations on Termination.	22
ARTICLE 9 REPRESENTATIONS, WARRANTIES AND COVENANTS		23
9.1	Authority.	23
9.2	Client Warranties.	23
9.3	Patheon Warranties.	24
9.4	Debarred Persons.	24
9.5	Permits.	24
9.6	No Warranty.	25
ARTICLE 10 REMEDIES AND INDEMNITIES		25
10.1	Consequential Damages.	25
10.2	Limitation of Liability.	25
10.3	Patheon.	25
10.4	Client.	26
10.5	Reasonable Allocation of Risk.	26
ARTICLE 11 CONFIDENTIALITY		26
11.1	Confidentiality,	26
Article 12 DISPUTE RESOLUTION		26
12.1	Commercial Disputes.	26
12.2	Technical Dispute Resolution.	27

Master Manufacturing Services Agreement

(CONTINUED)

ARTICLE 13 MISCELLANEOUS		27
13.1	Corporate Responsibility	27
13.2	Inventions.	27
13.3	Intellectual Property.	28
13.4	Insurance.	28
13.5	Independent Contractors.	28
13.6	No Waiver.	28
13.7	Assignment.	29
13.8	Force Majeure.	29
13.9	Additional Product.	29
13.10	Notices.	30
13.11	Severability.	30
13.12	Entire Agreement.	30
13.13	Other Terms.	31
13.14	No Third Party Benefit or Right.	31
13.15	Execution in Counterparts.	31
13.16	Use of Client Name.	31
13.17	Governing Law.	31

Master Manufacturing Services Agreement

MASTER MANUFACTURING SERVICES AGREEMENT

THIS MASTER MANUFACTURING SERVICES AGREEMENT (the "Agreement") is made as of October 15, 2018 (the "Effective Date")

B E T W E E N:

PATHEON PHARMACEUTICALS INC.,
a corporation existing under the laws of the State of Delaware

("Patheon"),

-and

HORIZON MEDICINES LLC
a limited liability company existing under the laws of the State of Delaware

("Client").

THIS AGREEMENT WITNESSES THAT in consideration of the rights conferred and the obligations assumed herein, and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), and intending to be legally bound the parties agree as follows:

Article 1

STRUCTURE OF AGREEMENT AND INTERPRETATION

1.1Master Agreement.

This Agreement establishes the general terms and conditions under which Patheon or any Affiliate of Patheon may perform Manufacturing Services for Client or any Affiliate of Client, at the manufacturing site where the Affiliate of Patheon resides. This "master" form of agreement is intended to allow the parties, or any of their Affiliates, to contract for the manufacture of multiple Products through Patheon's global network of manufacturing sites through the issuance of site specific Product Agreements without having to re-negotiate the basic terms and conditions contained herein.

1.2Product Agreements.

This Agreement is structured so that a Product Agreement may be entered into by the parties for the manufacture of a particular Product or multiple Products at a Patheon manufacturing site. Each Product Agreement will be governed by the terms and conditions of this Agreement unless the parties to the Product Agreement expressly modify the terms and conditions of this Agreement in the Product Agreement. Unless otherwise agreed by the parties, each Product Agreement will be in the general form and contain the information set forth in Appendix 1 hereto.

1.3Definitions.

The following terms will, unless the context otherwise requires, have the respective meanings set out below and grammatical variations of these terms will have corresponding meanings:

Master Manufacturing Services Agreement

"Active Materials", "Active Pharmaceutical Ingredients" or "API" means the materials listed in a Product Agreement on Schedule D;

"Active Materials Credit Value" means the value of the Active Materials for certain purposes of this Agreement, as set forth in a Product Agreement on Schedule D;

"Actual Annual Yield" or "AAY" has the meaning specified in Section 2.2(a);

"Affiliate" means:

(a)	a business entity which owns, directly or indirectly, a controlling interest in a party to this Agreement, by stock ownership or otherwise; or
(b)	a business entity which is controlled by a party to this Agreement, either directly or indirectly, by stock ownership or otherwise; or
(c)	a business entity, the controlling interest of which is directly or indirectly common to the majority ownership of a party to this Agreement;

For this definition, "control" means the ownership of shares carrying at least a majority of the votes for the election of the directors of a corporation;

"Annual Product Review Report" means the annual product review report prepared by Patheon as described in Title 21 of the United States Code of Federal Regulations, Section 211.180(e);

"Annual Report" means the annual report to the FDA prepared by Client regarding the Product as described in Title 21 of the United States Code of Federal Regulations, Section 314.81(b)(2);

"Annual Volume" means the minimum volume of Product to be manufactured in any Year of this Agreement as set forth in Schedule B;

"Applicable Laws" means (i) for Patheon, the Laws of the State of Ohio [or local jurisdiction for Patheon Affiliate], being the jurisdiction where the Manufacturing Site is located; and (ii) for Client and the Products, the Laws of all jurisdictions where the Products are manufactured, distributed, and marketed as these are agreed and understood by the parties in this Agreement;

"Authority" means any governmental or regulatory authority, department, body or agency or any court, tribunal, bureau, commission or other similar body, whether federal, state, provincial, county or municipal;

"Bill Back Items" means the expenses for all third party supplier fees for the purchase or use of columns, standards, tooling, non-standard pallets, PAPR or PPE suits (where applicable), RFID tags and supporting equipment, and other project-specific items necessary for Patheon to perform the Manufacturing Services, and which are not included as Components;

"Breach Notice" will have the meaning specified in Section 8.2(a);

"Business Day" means a day other than a Saturday, Sunday or a day that is a statutory holiday in the United States;

Master Manufacturing Services Agreement

"cGMPs" means, as applicable, current good manufacturing practices as described in:

(a)	Division 2 of Part C of the Food and Drug Regulations (Canada);
(b)	Parts 210 and 211 of Title 21 of the United States' Code of Federal Regulations; and
(c)	EC Directive 2003/94/EC,

together with the latest Health Canada, FDA and EMEA guidance documents pertaining to manufacturing and quality control practice, all as updated, amended and revised from time to time;

"Client Intellectual Property" means Intellectual Property generated or derived by Client before entering into this Agreement or during any Term of this Agreement, or by Patheon while performing any Manufacturing Services or otherwise generated or derived by Patheon in its business which Intellectual Property is specific to, integral or dependent upon, Client's Active Material or Product;

"Client Property" will have the meaning specified in Section 8.4(e);

"Client-Supplied Components" means those Components to be supplied by Client or that have been supplied by Client;

"CMC" has the meaning specified in Section 7.8(c);

"Components" means, collectively, all packaging components, raw materials, ingredients, and other materials (including labels, product inserts and other labelling for the Products) required to manufacture the Products in accordance with the Specifications, other than the Active Materials;

"Confidentiality Agreement" means the agreement about the non-disclosure of confidential information between Patheon and Client dated September 27, 2013;

"Deficiencies" has the meaning specified in Section 7.8(d);  "Deficiency Notice" has the meaning specified in Section 6.1(a);

"Delivery Date" means the date scheduled for shipment of Product under a Firm Order as set forth in Section 5.1(d);

"EMA" means the European Medicines Agency;

"Equipment" will have the meaning ascribed to it in (the Capital Equipment Agreement related to this MSA if any)

"FDA" means the United States Food and Drug Administration;

"Firm Orders" has the meaning specified in Section 5.1(b);

"Force Majeure" will have the meaning specified in Section 13.7;

"Health Canada" means the section of the Canadian Government known as Health Canada and includes, among other departments, the Therapeutic Products Directorate and the Health Products and Food Branch Inspectorate;

Master Manufacturing Services Agreement

"Initial Product Term" has the meaning specified in Section 8.1;

"Initial Set Exchange Rate" means as of the Effective Date of a Product Agreement, the initial exchange rate set forth in the Product Agreement to convert one unit of the billing currency into the Patheon Manufacturing Site local currency, calculated as the daily average interbank exchange rate for conversion of one unit of the billing currency into the Patheon Manufacturing Site local currency during the 90 day period immediately preceding the Effective Date as published by OANDA.com "The Currency Site" under the heading "FxHistory: historical currency exchange rates" at www.OANDA.com/convert/fxhistory;

"Initial Term" has the meaning specified in Section 8.1;

"Intellectual Property" includes, without limitation, rights in patents, patent applications, formulae, trademarks, trademark applications, trade-names, Inventions, copyrights, industrial designs, trade secrets, and know how;

"Invention" means information about any innovation, improvement, development, discovery, computer program, device, trade secret, method, know-how, process, technique or the like, whether or not written or otherwise fixed in any form or medium, regardless of the media on which it is contained and whether or not patentable or copyrightable;

"Inventory" means all inventories of Components and work-in-process produced or held by Patheon for the manufacture of the Products but, for greater certainty, does not include the Active Materials;

"Late Delivery" has the meaning specified in Section 5.5;

"Laws" means all laws, statutes, ordinances, regulations, rules, by-laws, judgments, decrees or orders of any Authority;

"Manufacturing Services" means the manufacturing, quality control, quality assurance, stability testing, bulk packaging and finished product packaging (if agreed between the parties in the relevant Product Agreement), and related services, as set forth in this Agreement, required to manufacture Product or Products using the Active Materials, Components, and Bill Back Items;

"Manufacturing Site" means the facility owned and operated by Patheon where the Manufacturing Services will be performed as identified in a Product Agreement;

"Materials" means all Components and Bill Back Items required to manufacture the Products in accordance with the Specifications, other than the Active Materials;

"Maximum Credit Value" means the maximum value of Active Materials that may be credited by Patheon under this Agreement, as set forth in a Product Agreement on Schedule D;

"Minimum Order Quantity” means the minimum number of batches of a Product to be produced during the same cycle of manufacturing as set forth in a Product Agreement on Schedule B;

"Patheon Competitor" means an entity that generates greater than [***]% of its gross revenues from performing contract pharmaceutical commercial manufacturing services pursuant to arrangements with unrelated third party companies;

Master Manufacturing Services Agreement

"Patheon Intellectual Property" means Intellectual Property generated or derived by Patheon before performing any Manufacturing Services, or generated or derived by Patheon in its business which Intellectual Property is not specific to, integral to, or dependent upon, Client's Active Material or Product including, without limitation, Inventions and Intellectual Property which may apply to manufacturing processes or the formulation or development of drug products, drug product dosage forms or drug delivery systems unrelated to the specific requirements of the Product(s);

"Price" means the price measured in US Dollars to be charged by Patheon for performing the Manufacturing Services, and includes the cost of Components (other than Client-Supplied Components), certain cost items as set forth in a Product Agreement on Schedule B, and annual stability testing costs as set forth in Schedule C;

"Product(s)" means the product(s) listed in a Product Agreement on Schedule A;

"Product Agreement" means the agreement between Patheon and Client issued under this Agreement in the form set forth in Appendix 1 (including Schedules A to D) under which Patheon will perform Manufacturing Services at a particular Manufacturing Site;

"Quality Agreement" means the agreement (the general form of which is set forth in Exhibit B) between the parties entering a Product Agreement that sets out the quality assurance standards for the Manufacturing Services to be performed by Patheon for Client;

"Recall" has the meaning specified in Section 6.2(a);

"Regulatory Authority" means the FDA, EMA, and Health Canada and any other foreign regulatory agencies competent to grant marketing approvals for pharmaceutical products including the Products in the Territory;

"RFID" means Radio Frequency Identification Devices which (at present or in the future) may be affixed to Products or Materials to assist in inventory control, tracking, and identification;

"Remediation Period" has the meaning specified in Section 8.2(a);

"Set Exchange Rate" means the exchange rate to convert one unit of the billing currency into the Patheon Manufacturing Site local currency for each Year calculated as the average daily interbank exchange rate for conversion of one unit of the billing currency into the Patheon Manufacturing Site local currency during the full year period (October 1st [preceding year] to September 30th) as published by OANDA.com The Currency Site under  the heading "FxHistory: historical currency exchange rates" at www.OANDA.com/convert/fxhistory;

"Shortfall" has the meaning specified in Section 2.2(b);

"Specifications" means the file, for each Product, which is given by Client to Patheon in accordance with the procedures listed in a Product Agreement on Schedule A and which contains documents relating to each Product, including, without limitation:

(a)	specifications for Active Materials and Components;
(b)	manufacturing and testing specifications, directions, and processes;
(c)	storage requirements;

Master Manufacturing Services Agreement

(d)	all environmental, health and safety information for each Product including material safety data sheets; and
(e)	the finished Product specifications, packaging specifications and shipping requirements for each Product;

all as updated, amended and revised from time to time by Client in accordance with the terms of this Agreement;

"Target Yield" has the meaning specified in Section 2.2(a);

"Target Yield Determination Batches" has the meaning specified in Section 2.2(a);

"Technical Dispute" has the meaning specified in Section 12.2;

"Territory" means the geographic area described in a Product Agreement where Products manufactured by Patheon will be distributed by Client;

"Third Party Rights" means the Intellectual Property of any third party; and

"Year" means in the first year of this Agreement or in the first year of a Product Agreement, the period from the Effective Date up to and including December 31 of the same calendar year, and thereafter will mean a calendar year.

1.4Currency.

Unless otherwise agreed in a Product Agreement, all monetary amounts expressed in this Agreement are in United States Dollars (USD).

1.5Sections and Headings.

The division of this Agreement into Articles, Sections, Subsections, an Appendix, and Exhibits and the insertion of headings are for convenience of reference only and will not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a Section, Appendix or Exhibit refers to the specified Section, Appendix, or Exhibit to this Agreement. In this Agreement, the terms "this Agreement", "hereof', "herein", "hereunder" and similar expressions refer to this Agreement and not to any particular part, Section, Appendix or Exhibit of this Agreement.

1.6Singular Terms.

Except as otherwise expressly stated or unless the context otherwise requires, all references to the singular will include the plural and vice versa.

Master Manufacturing Services Agreement

1.7Appendix 1 and Exhibits.

Appendix 1 and the following Exhibits are attached to, incorporated in, and form part of this Agreement:

Appendix 1	-	Form of Product Agreement (Including Schedules A to D)
Exhibit A	-	Technical Dispute Resolution
Exhibit B	-	Commercial Quality Agreement
Exhibit C	-	Quarterly Active Materials Inventory Report
Exhibit D	-	Report of Annual Active Materials Inventory Reconciliation and Calculation of Actual Annual Yield
Exhibit E	-	Example of Price Adjustment Due to Currency Fluctuation

Article 2

PATHEON'S MANUFACTURING SERVICES

2.1Manufacturing Services.

Patheon will perform the Manufacturing Services for the Territory for the fees specified in a Product Agreement in Schedules B and C to manufacture Products for Client. Schedule B to a Product Agreement sets forth a list of cost items that are included in the Price for Products; all cost items that are not included in this list are excluded from the Price and are subject to additional fees to be paid by the Client. Patheon may amend the fees set out in Schedules B and C to a Product Agreement as set forth in Article 4. Patheon may change the Manufacturing Site for the Products only with the prior written consent of Client, this consent not to be unreasonably withheld. Unless otherwise agreed in a Product Agreement, Patheon will manufacture at least [***]% of the Products offered for sale by Client in the Territory if Patheon remains in material compliance with its obligations under this Agreement and the Product Agreement. In performing the Manufacturing Services, Patheon and Client agree that:

(a)	Conversion of Active Materials and Components. Patheon will convert Active Materials and Components into Products.
(b)

Quality Control and Quality Assurance. Patheon will perform the quality control and quality assurance testing specified in the Quality Agreement. Batch review and release to Client will be the responsibility of Patheon's quality assurance group. Patheon will perform its batch review and release responsibilities in accordance with Patheon's standard operating procedures. Each time Patheon ships Products to Client, it will give Client a certificate of analysis and certificate of compliance, including deviations as specified by the Quality Agreement, including a statement that the batch has been manufactured and tested in accordance with Specifications and cGMPs. Client will have sole responsibility for the release of Products to the market. The form and style of batch documents, including, but not limited to, batch production records, lot packaging records, equipment set up control, operating parameters, and data printouts, raw material data, and laboratory notebooks are the exclusive property of Patheon. Specific Product related information contained in those batch documents is Client property.

(c)	Components. Patheon will purchase and test all Components (with the exception of Client-Supplied Components) at Patheon's expense and as required by the Specifications.

Master Manufacturing Services Agreement

(d)

Stability Testing. Patheon will conduct stability testing on the Products in accordance with the protocols set out in the Specifications for the separate fees and during the time periods set out in Schedule C to a Product Agreement. Patheon will not make any changes to these testing protocols without prior written approval from Client. If a confirmed stability test failure occurs, Patheon will notify Client within [***], after which Patheon and Client will jointly determine the proceedings and methods to be undertaken to investigate the cause of the failure, including which party will bear the cost of the investigation. Patheon will not be liable for these costs unless it has failed to perform the Manufacturing Services in accordance with the Specifications, cGMPs, and Applicable Laws. Patheon will give Client all stability test data and results at Client's request.

(e)

Packaging. Patheon will package the Products as set out in the Specifications. Client will be responsible for the cost of artwork development. Patheon will determine and imprint the batch numbers and expiration dates for each Product shipped. The batch numbers and expiration dates will be affixed on the Products and on the shipping carton of each Product as outlined in the Specifications and as required by cGMPs. Client may, in its sole discretion, make changes to labels, product inserts, and other packaging for the Products. Those changes will be submitted by Client to all applicable governmental agencies and other third parties responsible for the approval of the Products. Client will be responsible for the cost of labelling obsolescence when changes occur, as contemplated in Section 4.4. Patheon's name will not appear on the label or anywhere else on the Products unless: (i) required by any Laws; or (ii) Patheon consents in writing to the use of its name.

(f)

Active Materials and Client-Supplied Components. At least [***] days before the scheduled production date, Client will deliver the Active Materials and any Client-Supplied Components to the Manufacturing Site [***] (Incoterms 2010), at no cost to Patheon, in sufficient quantity to enable Patheon to manufacture the desired quantities of Product and to ship Product on the Delivery Date. If the Active Materials and/or Client-Supplied Components are not received [***] days before the scheduled production date, Patheon may delay the shipment of Product by the same number of days as the delay in receipt of the Active Materials and/or Client-Supplied Components. But if Patheon is unable to manufacture Product to meet this new shipment date due to prior third party production commitments, Patheon may delay the shipment until a later date as agreed to by the parties. All shipments of Active Material will be accompanied by certificate(s) of analysis from the Active Material manufacturer and the Client, confirming the identity and purity of the Active Materials and its compliance with the Active Material specifications. At a minimum, Patheon will perform identity testing on each incoming lot of API and a full testing will be performed at least for one batch per year. Additional incoming tests to be performed on the API will be defined in the respective Product Agreement.

(g)

Bill Back Items. Bill Back Items will be charged to Client at Patheon's cost plus a [***]% handling fee for an item costing $[***] or less or, for an item costing in excess of $[***], a handling fee of [***]%.

(h)

Validation Activities. Patheon may assist in the development and approval of the validation protocols for analytical methods and manufacturing procedures (including packaging procedures) for the Products. The fees associated with Patheon's assistance in providing validation development assistance are set out in Schedule C to a Product Agreement.

Master Manufacturing Services Agreement

(i)

Product Rejection for Finished Product Specification Failure. Internal process specifications will be defined and agreed upon. If it is determined by a quality investigation that Patheon manufactured Product in accordance with the agreed upon process specifications, the batch production record, and Patheon's standard operating procedures for manufacturing, but a batch or portion of batch of Product does not meet a Finished Product Specification, Client will pay Patheon the applicable fee per unit for the non-conforming Product. The API in the non-conforming Product will be included in the "Quantity Converted" for purposes of calculating the "Actual Annual Yield" under Section 2.2(a).

2.2Active Material Yield.

(a)

Reporting. Patheon will give Client a quarterly inventory report of the Active Materials held by Patheon using the inventory report form set out in Exhibit C, which will contain the following information for the quarter:

Quantity Received: The total quantity of Active Materials that complies with the Specifications and is received at the Manufacturing Site during the applicable period.

Quantity Dispensed: The total quantity of Active Materials dispensed at the Manufacturing Site during the applicable period. The Quantity Dispensed is calculated by [***]. The Quantity Dispensed will only include Active Materials received and dispensed in commercial manufacturing of Products and, for certainty, will not include any (i) Active Materials that must lx retained by Patheon as samples, (ii) Active Materials contained in Product that must be retained as samples, (iii) Active Materials used in testing (if applicable), and (iv) Active Materials received or dispensed in technical transfer activities or development activities during the applicable period, including without limitation, any regulatory, stability, validation or test batches manufactured during the applicable period.

Quantity Converted: The total amount of Active Materials contained in the Products manufactured with the Quantity Dispensed (including any additional Products produced in accordance with Section 6.3(a) or 6.3(b)), delivered by Patheon, and not rejected, recalled or returned in accordance with Section 6.1 or 6.2 because of Patheon's failure to perform the Manufacturing Services in accordance with Specifications, cGMPs, and Applicable Laws.

Within [***] days after the end of each Year, Patheon will prepare an annual reconciliation of Active Materials on the reconciliation report form set forth in Exhibit D including the calculation of the "Actual Annual Yield" or "AAY" for the Product at the Manufacturing Site during the Year. AAY is the percentage of the Quantity Dispensed that was converted to Products and is calculated as follows:

[***]

Unless otherwise agreed in a Product Agreement, after Patheon has produced a minimum of [***] successful commercial production batches of Product and has produced commercial production batches for at least [***] months at the Manufacturing Site (collectively, the "Target Yield Determination Batches"), the parties will agree on the target yield for the Product at the Manufacturing Site (each, a "Target Yield"); The Target Yield will be revised annually to reflect the actual manufacturing experience as agreed to by the parties.

Master Manufacturing Services Agreement

(b)	Shortfall Calculation. If the Actual Annual Yield falls more than [***]% below the respective Target Yield in a Year, then the shortfall for the Year (the "Shortfall") will be calculated as follows:

[***]

(c)	Credit for Shortfall. If there is a Shortfall for a Product in a Year, then Patheon will credit Client's account for the amount of the Shortfall not later than [***] days after the end of the Year.

Each credit under this Section 2.2(c) will be summarized on the reconciliation report form set forth in Exhibit D. Upon expiration or termination of a Product Agreement, any remaining credit owing under this Section 2.2 will be paid to Client. The Annual Shortfall, if any, will be disclosed by Patheon on the reconciliation report form.

(d)

Maximum Credit. Patheon's liability for Active Materials calculated in accordance with this Section 2.2 [for any Product] in a Year will not exceed, in the aggregate, the Maximum Credit Value set forth in Schedule D to a Product Agreement.

(e)	No Material Breach. It will not be a material breach of this Agreement by Patheon under Section 8.2(a) if the Actual Annual Yield is less than the Target Yield.

Article 3

CLIENT'S OBLIGATIONS

3.1Payment.

Client will pay Patheon for performing the Manufacturing Services according to the Prices specified in Schedules B and C in a Product Agreement. These Prices may be subject to adjustment under other parts of this Agreement. Client will also pay Patheon for any Bill Back Items.

3.2Active Materials and Qualification of Additional Sources of Supply.

Client will at its sole cost and expense, deliver the Active Materials to Patheon (in accordance with Section 2.1(f)) sufficient for Patheon to manufacture the desired quantities of Product and to ship Product on the Delivery Date. If applicable, Patheon and the Client will reasonably cooperate to permit the import of the Active Materials to the Manufacturing Site. Client's obligation will include obtaining the proper release of the Active Materials from the applicable Customs Agency and Regulatory Authority. Client or Client's designated broker will be the "Importer of Record" for Active Materials imported to the Manufacturing Site. The Active Materials will be held by Patheon on behalf of Client as set forth in this Agreement. Title to the Active Materials will at all times remain the property of Client. Any Active Materials received by Patheon will only be used by Patheon to perform the Manufacturing Services. If the Parties mutually determine a need to change the supplier of any Active Material or Component (other than a supplier that is specifically described in an applicable Product Agreement), they will work together to develop a plan to qualify such additional supplier.

Master Manufacturing Services Agreement

Article 4

CONVERSION FEES AND COMPONENT COSTS

4.1First Year Pricing.

The tiered Price and annual stability Price for the Products are listed in Schedules B and C in a Product Agreement and are subject to the adjustments set forth in Sections 4.2 and 4.3. Upon Client's request, Patheon will provide a breakdown of the manufacturing conversion costs, packaging conversion costs, and the Component costs for a Product.

4.2Price Adjustments — Subsequent Years' Pricing.

Patheon may adjust the Price effective January 1st of each Year as follows:

(a)

Manufacturing and Stability Testing Costs. For Products manufactured in the United States or Puerto Rico, Patheon may adjust the Price for inflation, based upon the preliminary number for any increase in the Producer Price Index pcu325412325412 for Pharmaceutical Preparation Manufacturing ("PPI") published by the United States Department of Labor, Bureau of Labor Statistics in August of the preceding Year compared to the final number for the same month of the Year prior to that, unless the parties otherwise agree in writing. On or about November 1st of each Year, Patheon will give Client a statement setting forth the calculation for the inflation adjustment to be applied in calculating the Price for the next Year. For Products manufactured outside the United States or Puerto Rico, Patheon may similarly adjust the Price for inflation using an inflation index to be agreed by the parties in a Product Agreement.

(b)

Component Costs. If Patheon incurs an increase in Component costs during the Year, it may increase the Price for the next Year to pass through the additional Component costs. On or about November 1st of each Year, Patheon will give Client information about the increase in Component costs which will be applied to the calculation of the Price for the next Year to reasonably demonstrate that the Price increase is justified.

(c)

Pricing Basis. Client acknowledges that the Price in any Year is quoted based upon the Minimum Order Quantity and the Annual Volume specified in Schedule B to a Product Agreement. The Price is subject to change if [***].

(d)

Adjustments Due to Currency Fluctuations. If the parties agree in a Product Agreement to invoice in a currency other than the local currency for the Manufacturing Site, Patheon will adjust the Price to reflect currency fluctuations. The adjustment will be calculated after all other annual Price adjustments under this Section 4.2 have been made. The adjustment will proportionately reflect the increase or decrease, if any, in the Set Exchange Rate compared to the Set Exchange Rate established for the prior Year or the Initial Set Exchange Rate, as the case may be. An example of the calculation of the price adjustment (for a Canadian Manufacturing Site invoiced in USD) is set forth in Exhibit E.

(e)

Tier Pricing (if applicable). The pricing in Schedule B of a Product Agreement is set forth in Annual Volume tiers based upon the Client's volume forecasts under Section 5.1. The Client will be invoiced during the Year for the unit price set forth in the Annual Volume tier based on the [***] forecast provided in September of the previous Year. Within [***] days of the end of each Year or of the termination of the

Master Manufacturing Services Agreement

Agreement, Patheon will send Client a reconciliation of the actual volume of Product ordered by the Client during the Year with the pricing tiers. If Client has overpaid during the Year, Patheon will issue a credit to the Client for the amount of the overpayment within [***] days of the end of the Year or will issue payment to the Client for the overpayment within [***] days of the termination of the Agreement. If Client has underpaid during the Year, Patheon will issue an invoice to the Client under Section 5.6 for the amount of the underpayment within [***] days of the end of the Year or termination of the Agreement. If Client disagrees with the reconciliation, the parties will work in good faith to resolve the disagreement amicably. If the parties are unable to resolve the disagreement within [***] days, the matter will be handled under Section 12.1.

(f)

Process Improvement Efforts. Patheon continually works to improve its processes to eliminate waste, improve cost efficiencies, deliver product as promised and adhere to strict quality standards. Patheon believes in the continuous improvement of its performance, which led Patheon to create the Patheon Advantage program. Patheon Advantage incorporates Lean6Sigma to identify opportunities and implement changes to maximize the efficiency of Patheon's processes. If these improvement efforts result in quantifiable reductions in costs in providing the Services contemplated under this Agreement Patheon will promptly notify Client of the reductions, and the Price hereunder will be reduced by [***]% of the cost reduction from and after the date of the notice.

For all Price adjustments under this Section 4.2, Patheon will deliver to Client on or about November 1st of each Year a revised Schedule B to the Product Agreement to be effective for Product delivered on or after the first day of the next Year.

4.2.1	Price Adjustment due to Volume Changes from Yearly Forecast Volumes for Sterile Products.

On the execution of a Product Agreement, Client will give to Patheon a forecast of the volume of Product required for the first [***] Years of the Product Agreement (the "Yearly Forecast Volume" or "YFV") that will become part of the Product Agreement. If at the end of the first Year the aggregate actual volume of Product ordered by Client and invoiced by Patheon under Section 5.6 ("Actual Yearly Volume" or "AYV") during the Year is less than the YFV as set out in the Product Agreement, then Client will pay Patheon for its non-absorbed fixed manufacturing costs incurred during the Year in an amount to be determined as follows:

Amount due to Patheon = [***]

On or before [***] of each Year, the parties will agree on the YFV for the next [***] Years of the Product Agreement on a rolling forward basis. The forecast of the volume of Product for the second Year may not vary by more than [***]% from the original YFV for the second Year. Once agreed, the YFV for the next Year will become binding on the parties and any amount due to Patheon will be determined as set forth above.

4.3Price Adjustments — Current Year Pricing.

During any Year, the Prices set out in Schedule B of a Product Agreement will be adjusted as follows:

Extraordinary Increases in Component Costs. If, at any time, market conditions result in Patheon's cost of Components being materially greater than normal forecasted increases,

Master Manufacturing Services Agreement

then Patheon will be entitled to an adjustment to the Price for any affected Product to compensate it for the increased Component costs. Changes materially greater than normal forecasted increases will have occurred if: (i) the cost of a Component increases by [***]% of the cost for that Component upon which the most recent fee quote was based; or (ii) the aggregate cost for all Components required to manufacture a Product increases by [***]% of the total Component costs for the Product upon which the most recent fee quote was based. If Component costs have been previously adjusted to reflect an increase in the cost of one or more Components, the adjustments set out in (i) and (ii) above will operate based on the last cost adjustment for the Components.

For a Price adjustment under this Section 4.3, Patheon will deliver to Client a revised Schedule B to the Product Agreement and budgetary pricing information, adjusted Component costs or other documents reasonably sufficient to demonstrate that a Price adjustment is justified. Patheon will have no obligation to deliver any supporting documents that are subject to obligations of confidentiality between Patheon and its suppliers. The revised Price will be effective for any Product delivered on or after the first day of the month following Client's receipt of the revised Schedule B to the Product Agreement.

4.4Adjustments Due to Technical Changes.

Amendments to the Specifications or the Quality Agreement requested by Client will only be implemented following a technical and cost review that Patheon will perform at Client's cost, and are subject to Client and Patheon reaching agreement on Price changes required because of the amendment. Amendments to the Specifications, the Quality Agreement, or the Manufacturing Site requested by Patheon will only be implemented following the written approval of Client, the approval not to be unreasonably withheld. If Client accepts a proposed Price change, the proposed change in the Specifications will be implemented at Client's cost, and the Price change will become effective, only for those orders of Products that are manufactured under the revised Specifications. In addition, Client agrees to purchase, at Patheon's cost (including all costs incurred by Patheon for the purchase and handling of the Inventory), all Inventory used under the "old" Specifications and purchased or maintained by Patheon in order to fill Firm Orders or under Section 5.2, if the Inventory can no longer be used under the revised Specifications. Open purchase orders for Components no longer required under any revised Specifications that were placed by Patheon with suppliers in order to fill Firm Orders or under Section 5.2 will be cancelled where possible, and if the orders may not be cancelled without penalty, will be assigned to and satisfied by Client. If an amendment to the Specifications or the Quality Agreement becomes necessary as the result of changes to a compendia, the Parties will discuss the necessary changes and Client will be solely responsible for the costs associated with these changes.

4.5Multi-Country Packaging Requirements.

If Client decides to have Patheon perform Manufacturing Services for the Product for countries outside the Territory, then Client will inform Patheon of the packaging requirements for each new country and Patheon will prepare a quotation for consideration by Client of any additional costs for Components (other than Client-Supplied Components) and the change over fees for the Product destined for each new country. The agreed additional packaging requirements and related packaging costs and change over fees will be set out in a written amendment to this Agreement.

Master Manufacturing Services Agreement

Article 5

ORDERS, SHIPMENT, INVOICING, PAYMENT

5.1Orders and Forecasts.

(a)

Rolling [***] Month Forecast. When each Product Agreement is executed, Client will give Patheon a non-binding [***] month forecast of the volume of Product that Client expects to order in the first [***] months of commercial manufacture of the Product. This forecast will then be updated by Client on or before the [***] day of each month on a rolling forward basis. Client will update the forecast forthwith if it determines that the volumes estimated in the most recent forecast have changed by more than [***]%. The most recent [***] month forecast will prevail.

(b)

Firm Orders. On a rolling basis during the term of the Product Agreement, Client will issue an updated [***] month forecast on or before the [***] day of each month. This forecast will start on the first day of the next month. The first [***] months of this updated forecast will be considered binding firm orders. Concurrent with the [***] month forecast, Client will issue a new firm written order in the form of a purchase order or otherwise ("Firm Order") by Client to purchase and, when accepted by Patheon, for Patheon to manufacture and deliver the agreed quantity of the Products. The Delivery Date will not be less than [***] days following the date that the Firm Order is submitted. Firm Orders submitted to Patheon will specify Client's purchase order number, quantities by Product type, monthly delivery schedule, and any other elements necessary to ensure the timely manufacture and shipment of the Products. The quantities of Products ordered in those written orders will be firm and binding on Client and may not be reduced by Client.

(c)

[***] Year Forecast. On or before the [***] of each Year, Client will give Patheon a written non-binding [***]-year forecast, broken down by quarters for the [***] and [***] years of the forecast, of the volume of each Product Client then anticipates will be required to be manufactured and delivered to Client during the [***]-year period.

(d)

Acceptance of Firm Order. Patheon will accept Firm Orders by sending an acknowledgement to Client within [***] Business Days of its receipt of the Firm Order. The acknowledgement will include, subject to confirmation from the Client, the Delivery Date for the Product ordered. The Delivery Date may be amended by agreement of the parties or as set forth in Section 2.1(f).

5.2Reliance by Patheon.

(a)

Client understands and acknowledges that Patheon will rely on the Firm Orders and rolling forecasts submitted under Sections 5.1(a), and (b) in ordering the Components (other than Client-Supplied Components) required to meet the Firm Orders. In addition, Client understands that to ensure an orderly supply of the Components, Patheon may want to purchase the Components in sufficient volumes to meet the production requirements for Products during part or all of the forecasted periods referred to in Section 5.1(a) or to meet the production requirements of any longer period agreed to by Patheon and Client. Accordingly, Client authorizes Patheon to purchase Components to satisfy the Manufacturing Services requirements for Products for the first [***] months contemplated in the most recent forecast given by Client under Section 5.1(a). Patheon may make other purchases of Components to meet Manufacturing Services requirements for

Master Manufacturing Services Agreement

longer periods if agreed to in writing by the parties. The Client will give Patheon written authorization to order Components for any launch quantities of Product requested by Client which will be considered a Firm Order when accepted by Patheon. If Components ordered by Patheon under Firm Orders or this Section 5.2 are not included in finished Products manufactured for Client within [***] months after the forecasted month for which the purchases have been made (or for a longer period as the parties may agree) or if the Components have expired during the period, then Client will pay to Patheon its costs therefor (including all costs incurred by Patheon for the purchase and handling of the Components). But if these Components are used in Products subsequently manufactured for Client or in third party products manufactured by Patheon, Client will receive credit for any costs of those Components previously paid to Patheon by Client.

(b)

If Client fails to take possession or arrange for the destruction of Components within [***] months of purchase or, in the case of finished Product, within [***] month of manufacture, Client will pay Patheon $[***] per pallet, per month thereafter for storing the Components or finished Product. Storage fees for Components or Product which contain controlled substances or require refrigeration will be charged at $[***] per pallet per month. Storage fees are subject to a one pallet minimum charge per month. Patheon may ship finished Product held by it longer than [***] month to the Client at Client's expense on [***] days written notice to the Client.

5.3Minimum Orders.

Client may only order Manufacturing Services for batches of Products in multiples of the Minimum Order Quantities as set out in Schedule B to a Product Agreement.

5.4Shipments.

Shipments of Products will be made [***] (Incoterms 2010) Patheon's shipping point unless otherwise agreed in a Product Agreement. Risk of loss or of damage to Products will remain with Patheon until Patheon loads the Products onto the carrier's vehicle for shipment at which time risk of loss or damage will transfer to Client. Patheon will, in accordance with Client's instructions and as agent for Client, (i) arrange for shipping to be paid by Client and (ii) obtain any export license or other official authorization necessary to export the Products. Client will arrange for insurance and will select the freight carrier used by Patheon to ship Products and may monitor Patheon's shipping and freight practices as they pertain to this Agreement. Products will be transported in accordance with the Specifications.

5.5Late Delivery.

If Patheon is unable to deliver the quantity of Product ordered under a Firm Order within [***] of the Delivery Date due to an act or omission by Patheon (a "Late Delivery"), Client will receive a credit from Patheon for the Late Delivery that will be applied against the purchase price under the next Firm Order. The credit will be [***]% of the Price of the quantities of Product not delivered by Patheon under the Firm Order within [***] of the Delivery Date [***]. An additional credit of [***]% of the Price of the quantities of Product not delivered by Patheon under a Firm Order will accrue for each additional [***] of the Late Delivery up to a maximum aggregate credit of [***]%. A Late Delivery will not be a material breach of this Agreement by Patheon for the purposes of Section 8.2(a). For clarity, a Late Delivery will not include any delay in shipment of Product caused by events outside of Patheon's reasonable control, such as a Force Majeure Event, a delay in delivery of API or Materials, a delay in Product release approval from Client, inaccurate Client

Master Manufacturing Services Agreement

forecasts, receipt of non-conforming API or Client-Supplied Components, or any market driven delays in deliveries from approved vendors.

5.6Invoices and Payment.

Invoices will be sent by fax or email to the fax number or email address given by Client to Patheon in writing. Invoices will be sent when the Product is manufactured and released by Patheon to the Client. Patheon will also submit to Client, with each shipment of Products, a duplicate copy of the invoice covering the shipment. Patheon will also give Client an invoice covering any Inventory or Components which are to be purchased by Client under Section 5.2 of this Agreement. Each invoice will, to the extent applicable, identify Client's Manufacturing Services purchase order number, Product numbers, names and quantities, unit price, freight charges, and the total amount to be paid by Client. Client will pay all invoices within [***] days of the date thereof. If any portion of an invoice is disputed, the Client will pay Patheon for the undisputed amount and the parties will use good faith efforts to reconcile the disputed amount as soon as practicable. Beginning [***] days after the date of the invoice, interest on undisputed past due accounts will accrue at [***]% per month which is equal to an annual rate of [***]%. The Late Delivery credits set forth in Section 5.5 are only available to Client if all outstanding undisputed invoices have been paid in full or are within [***] days outstanding from the invoice date when the Late Delivery arose.

Article 6

PRODUCT CLAIMS AND RECALLS

6.1Product Claims.

(a)

Product Claims. Client has the right to reject any portion of any shipment of Products that deviates from the Specifications, cGMPs, or Applicable Laws without invalidating any remainder of the shipment. Client will inspect the Products manufactured by Patheon upon receipt and will give Patheon written notice (a "Deficiency Notice") of all claims for Products that deviate from the Specifications, cGMPs, or Applicable Laws within [***] days after Client's receipt thereof (or, in the case of any defects not reasonably susceptible to discovery upon receipt of the Product, within [***] days after discovery by Client, but not after the expiration date of the Product). Should Client fail to give Patheon the Deficiency Notice within the applicable [***] day period, then the delivery will be deemed to have been accepted by Client on the [***] day after delivery or discovery, as applicable. Except as set out in Section 6.3, Patheon will have no liability for any deviations for which it has not received notice within the applicable [***] day period.

(b)

Determination of Deficiency. Upon receipt of a Deficiency Notice, Patheon will have [***] days to advise Client by notice in writing that it disagrees with the contents of the Deficiency Notice. If Client and Patheon fail to agree within [***] days after Patheon's notice to Client as to whether any Products identified in the Deficiency Notice deviate from the Specifications, cGMPs, or Applicable Laws, then the parties will mutually select an independent laboratory to evaluate if the Products deviate from the Specifications, cGMPs, or Applicable Laws. This evaluation will be binding on the parties. If the evaluation certifies that any Products deviate from the Specifications, cGMPs, or Applicable Laws, Client may reject those Products in the manner contemplated in this Section 6.1 and Patheon will be responsible for the cost of the evaluation. If the evaluation does not so certify for any of the Products, then Client will be deemed to have accepted delivery of the Products on the [***] day after delivery (or, in the case of any defects not reasonably susceptible to discovery upon receipt of the Product, on the [***] day

Master Manufacturing Services Agreement

after discovery thereof by Client, but not after the expiration date of the Product) and Client will be responsible for the cost of the evaluation.
(c)	Shortages. Claims for shortages in the amount of Products shipped by Patheon will be dealt with by reasonable agreement of the parties.

6.2Product Recalls and Returns.

(a)

Records and Notice. Patheon and Client will each maintain records necessary to permit a Recall of any Products delivered to Client or customers of Client. Each party will promptly notify the other by telephone (to be confirmed in writing) of any information which might affect the marketability, safety or effectiveness of the Products or which might result in the Recall or seizure of the Products. Upon receiving this notice or upon this discovery, each party will stop making any further shipments of any Products in its possession or control until a decision has been made whether a Recall or some other corrective action is necessary. The decision to initiate a Recall or to take some other corrective action, if any, will be made and implemented by Client. "Recall" will mean any action (i) by Client to recover title to or possession of quantities of the Products sold or shipped to third parties (including, without limitation, the voluntary withdrawal of Products from the market); or (ii) by any regulatory authorities to detain or destroy any of the Products. Recall will also include any action by either party to refrain from selling or shipping quantities of the Products to third parties which would have been subject to a Recall if sold or shipped.

(b)

Recalls. If (i) any governmental or regulatory authority issues a directive, order or, following the issuance of a safety warning or alert about a Product, a written request that any Product be Recalled, (ii) a court of competent jurisdiction orders a Recall, or (iii) Client determines that any Product should be Recalled or that a "Dear Doctor" letter is required relating the restrictions on the use of any Product, Patheon will co-operate as reasonably required by Client, having regard to all applicable laws and regulations.

(c)	Product Returns. Client will have the responsibility for handling customer returns of the Products. Patheon will give Client any assistance that Client may reasonably require to handle the returns.

6.3Patheon's Responsibility for Defective and Recalled Products.

(a)

Defective Product. If Client rejects Products under Section 6.1 and the deviation is determined to have arisen from Patheon's failure to provide the Manufacturing Services in accordance with the Specifications, cGMPs, or Applicable Laws, Patheon will credit Client's account for Patheon's invoice price for the defective Products. If Client previously paid for the defective Products, Patheon will promptly, at Client's election, either: (i) refund the invoice price for the defective Products; (ii) offset the amount paid against other amounts due to Patheon hereunder; or (iii) replace the Products with conforming Products without Client being liable for payment therefor under Section 3.1, contingent upon the receipt from Client of all Active Materials and Client-Supplied Components required for the manufacture of the replacement Products. For greater certainty, Patheon's responsibility for any loss of Active Materials in defective Product will be captured and calculated in the Active Materials Yield under Section 2.2.

Master Manufacturing Services Agreement

(b)

Recalled Product. If a Recall or return results from, or arises out of, a failure by Patheon to perform the Manufacturing Services in accordance with the Specifications, cGMPs, or Applicable Laws, Patheon will be responsible for the documented out-of-pocket expenses of the Recall or return and will use its commercially reasonable efforts to replace the Recalled or returned Products with new Products, contingent upon the receipt from Client of all Active Materials and Client-Supplied Components required for the manufacture of the replacement Products. For greater certainty, Patheon's responsibility for any loss of Active Materials in Recalled Product will be captured and calculated in the Active Materials Yield under Section 2.2. If Patheon is unable to replace the Recalled or returned Products (except where this inability results from a failure to receive the required Active Materials and Client-Supplied Components), then Client may request Patheon to reimburse Client for the price that Client paid to Patheon for Manufacturing Services for the affected Products. In all other circumstances, Recalls, returns, or other corrective actions will be made at Client's cost and expense.

(c)

Except as set forth in Sections 6.3(a) and (b) above, Patheon will not be liable to Client nor have any responsibility to Client for any deficiencies in, or other liabilities associated with, any Product manufactured by it, (collectively, "Product Claims"). For greater certainty, Patheon will have no obligation for any Product Claims to the extent the Product Claim (i) is caused by deficiencies in the Specifications, the safety, efficacy, or marketability of the Products or any distribution thereof, (ii) results from a defect in a Component that is not reasonably discoverable by Patheon using the test methods set forth in the Specifications, (iii) results from a defect in the Active Materials or Client-Supplied Components that is not reasonably discoverable by Patheon using the test methods set forth in the Specifications, (iv) is caused by actions of third parties occurring after the Product is shipped by Patheon under Section 5.4, (v) is due to packaging design or labelling defects or omissions for which Patheon has no responsibility, (vi) is due to any unascertainable reason despite Patheon having performed the Manufacturing Services in accordance with the Specifications, cGMP's, and Applicable Laws, or (vii) is due to any other breach by Client of its obligations under this Agreement.

6.4Disposition of Defective or Recalled Products.

Client will not dispose of any damaged, defective, returned, or Recalled Products for which it intends to assert a claim against Patheon without Patheon's prior written authorization to do so. Alternatively, Patheon may instruct Client to return the Products to Patheon. Patheon will bear the cost of disposition for any damaged, defective, returned or Recalled Products for which it bears responsibility under Section 6.3. In all other circumstances, Client will bear the cost of disposition, including all applicable fees for Manufacturing Services, for any damaged, defective, returned, or Recalled Products.

6.5Healthcare Provider or Patient Questions and Complaints.

Client will have the sole responsibility for responding to questions and complaints from its customers. Questions or complaints received by Patheon from Client's customers, healthcare providers or patients will be promptly referred to Client. Patheon will co-operate as reasonably required to allow Client to determine the cause of and resolve any questions and complaints. This assistance will include follow-up investigations, including testing. In addition, Patheon will give Client all agreed upon information that will enable Client to respond properly to questions or complaints about the Products as set forth in the Quality Agreement. Unless it is determined that the cause of the complaint resulted from a failure by Patheon to perform the

Master Manufacturing Services Agreement

Manufacturing Services in accordance with the Specifications, cGMPs, and Applicable Laws, all costs incurred under this Section 6.5 will be borne by Client.

6.6Sole Remedy.

Except for the indemnity set forth in Section 10.3 and subject to the limitations set forth in Sections 10.1 and 10.2, the remedies described in this Article 6 will be Client's sole remedy for any failure by Patheon to provide the Manufacturing Services in accordance with the Specifications, cGMPs, and Applicable Laws.

Article 7

CO-OPERATION

7.1Quarterly Review.

Each party will forthwith upon execution of this Agreement appoint one of its employees to be a relationship manager responsible for liaison between the parties. The `relationship managers will meet not less than quarterly to review the current status of the business relationship and manage any issues that have arisen.

7.2Governmental Agencies.

Subject to Section 7.8, each party may communicate with any governmental agency, including but not limited to governmental agencies responsible for granting regulatory approval for the Products, regarding the Products if, in the opinion of that party's counsel, the communication is necessary to comply with the terms of this Agreement or the requirements of any law, governmental order or regulation. Unless, in the reasonable opinion of its counsel, there is a legal prohibition against doing so, a party will permit the other party to accompany and take part in any communications with the agency, and to receive copies of all communications from the agency.

7.3Records and Accounting by Patheon.

Patheon will keep records of the manufacture, testing, and shipping of the Products, and retain samples of the Products as are necessary to comply with manufacturing regulatory requirements applicable to Patheon, as well as to assist with resolving Product complaints and other similar investigations. Copies of the records and samples will be retained for [***] following the date of Product expiry, or longer if required by law, at which time Client will be contacted concerning the delivery and destruction of the documents and/or samples of Products. Client is responsible for retaining samples of the Products necessary to comply with the legal/regulatory requirements applicable to Client.

7.4Inspection.

Client may inspect Patheon reports and records relating to this Agreement during normal business hours and with reasonable advance notice, but a Patheon representative must be present during the inspection.

7.5Access.

Patheon will give Client reasonable access at agreed times to the areas of the Manufacturing Site in which the Products are manufactured, stored, handled, or shipped to permit Client to verify that the Manufacturing Services are being performed in accordance with the Specifications, cGMPs, and Applicable Laws. But, with the exception of "for-cause" audits, Client

Master Manufacturing Services Agreement

will be limited each Year to one cGMP-type audit, lasting no more than [***] days, and involving no more than [***] auditors. Client may request additional cGMP-type audits, additional audit days, or the participation of additional auditors subject to payment to Patheon of a fee of $[***] for each additional audit day and $[***] per audit day for each additional auditor. The right of access set forth in this Section 7.5 will not include a right to access or inspect Patheon's financial records. In addition to any other rights to audit, otherwise described in this Agreement, Client will have the right to have up to [***] representatives present for [***] days during the manufacturing campaigns of any Product during normal business hours and upon reasonable advance notice to Patheon. If Client's representatives are present for more than [***] days during the manufacturing campaigns of any Products, Client will pay Patheon a fee of $[***] per day for each additional day.

7.6Notification of Regulatory Inspections.

Patheon will notify Client within [***] of any inspections by any governmental agency specifically involving the Products. Patheon will also notify Client of receipt of any form 483's or warning letters or any other significant regulatory action which Patheon's quality assurance group determines could impact the regulatory status of the Products.

7.7Reports.

Patheon will supply on an annual basis all Product data in its control, including release test results, complaint test results, and all investigations (in manufacturing, testing, and storage), that Client reasonably requires in order to complete any filing under any applicable regulatory regime, including any Annual Report that Client is required to file with the FDA. At the Client's request, Patheon will provide a copy of the Annual Product Review Report to the Client at no additional cost. Any additional report requested by Client beyond the scope of cGMPs and customary FDA requirements will be subject to an additional fee to be agreed upon between Patheon and the Client.

7.8Regulatory Filings.

(a)

Regulatory Authority. Client will have the sole responsibility for filing all documents with all Regulatory Authorities and taking any other actions that may be required for the receipt and/or maintenance of Regulatory Authority approval for the commercial manufacture of the Products. Patheon will assist Client, to the extent consistent with Patheon's obligations under this Agreement, to obtain Regulatory Authority approval for the commercial manufacture of all Products as quickly as reasonably possible.

(b)

Verification of Data. Prior to filing any documents with any Regulatory Authority that incorporate data generated by Patheon, Client will give Patheon a copy of the documents incorporating this data to give Patheon the opportunity to verify the accuracy and regulatory validity of those documents as they relate to Patheon generated data. Patheon requires [***] days to perform this review but the parties may agree to a shorter time for the review as needed.

(c)

Verification of CMC. Prior to filing with any Regulatory Authority any documentation which is or is equivalent to the FDA's Chemistry and Manufacturing Controls (all such documentation herein referred to as "CMC") related to any Marketing Authorization, such as a New Drug Application or Abbreviated New Drug Application, Client will give Patheon a copy of the CMC as well as all supporting documents which have been relied upon to prepare the CMC. This disclosure will permit Patheon to verify that the CMC accurately describes the work that Patheon has performed and the manufacturing processes that Patheon will perform under

Master Manufacturing Services Agreement

this Agreement. Patheon requires [***] days to perform this review but the parties may agree to a shorter time for the review as needed. Client will give Patheon copies of all FDA filings which contain CMC information regarding the Product within [***] days of the approval submission.

(d)

Deficiencies. If, in Patheon's sole discretion, acting reasonably, Patheon determines that any of the information given by Client under clauses (b) and (c) above is inaccurate or deficient in any manner whatsoever (the "Deficiencies"), Patheon will notify Client in writing of the Deficiencies. The parties will work together to have the Deficiencies resolved prior to any pre-approval inspection.

(e)

Client Responsibility. For clarity, the parties agree that in reviewing the documents referred to in clause (b) above, Patheon's role will be limited to verifying the accuracy of the description of the work undertaken or to be undertaken by Patheon. Subject to the foregoing, Patheon will not assume any responsibility for the accuracy of any application for receipt of an approval by a Regulatory Authority. The Client is solely responsible for the preparation and filing of the application for approval by the Regulatory Authority and any relevant costs will be borne by the Client.

(f)

Inspection by Regulatory Authorities. If Client does not give Patheon the documents requested under clause (b) above within the time specified and if Patheon reasonably believes that Patheon's standing with a Regulatory Authority may be jeopardized, Patheon may, in its sole discretion, delay or postpone any inspection by the Regulatory Authority until Patheon has reviewed the requested documents and is satisfied with their contents.

Article 8

TERM AND TERMINATION

8.1Initial Term.

This Agreement will become effective as of the Effective Date and will continue until December 31, 2019 (the "Initial Term"), unless terminated earlier by one of the parties in accordance herewith. This Agreement will automatically renew after the Initial Term for successive terms of three Years each if there is a Product Agreement in effect, unless either party gives written notice to the other party of its intention to terminate this Agreement at least 24 months prior to the end of the then current term. In any event, the legal terms and conditions of this Agreement will continue to govern any Product Agreement in effect as provided in Section 1.2. Each Product Agreement will have an initial term of five Years from the start of commercial manufacture at the Manufacturing Site for the Product unless the parties agree to a different number of Years in the applicable Product Agreement (each, an "Initial Product Term"). Product Agreements will automatically renew after the Initial Product Term for successive terms of three Years each unless either party gives written notice to the other party of its intention to terminate the Product Agreement at least 24 months prior to the end of the then current term.

8.2Termination for Cause.

(a)

Either party at its sole option may terminate this Agreement or a Product Agreement upon written notice where the other party has failed to remedy a material breach of any of its representations, warranties, or other obligations under this Agreement or the Product Agreement within 60 days following receipt of a written notice (the "Remediation Period") of the breach that expressly states that

Master Manufacturing Services Agreement

it is a notice under this Section 8.2(a) (a "Breach Notice"). The aggrieved party's right to terminate this Agreement or a Product Agreement under this Section 8.2(a) may only be exercised for a period of 60 days following the expiry of the Remediation Period (where the breach has not been remedied) and if the termination right is not exercised during this period then the aggrieved party will be deemed to have waived the breach of the representation, warranty, or obligation described in the Breach Notice.

(b)

Either party at its sole option may immediately terminate this Agreement or a Product Agreement upon written notice, but without prior advance notice, to the other party if: (i) the other party is declared insolvent or bankrupt by a court of competent jurisdiction; (ii) a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by the other party; or (iii) this Agreement or a Product Agreement is assigned by the other party for the benefit of creditors.

(c)

Client may terminate a Product Agreement upon 30 days' prior written notice if any Authority takes any action, or raises any objection, that prevents Client from importing, exporting, purchasing, or selling the Product. But if this occurs, Client must still fulfill all of its obligations under Section 8.4 below and under any Capital Equipment Agreement regarding the Product.

(d)

Patheon may terminate this Agreement or a Product Agreement upon six months' prior written notice if Client assigns under Section 13.6 any of its rights under this Agreement or a Product Agreement to an assignee that, in the reasonable opinion of Patheon, is: (i) not a credit worthy substitute for Client or (ii) a Patheon Competitor.

8.3Product Discontinuation.

Client will give at least six months' advance notice if it intends to no longer order Manufacturing Services for a Product due to this Product's discontinuance in the market.

8.4Obligations on Termination.

If a Product Agreement is completed, expires, or is terminated in whole or in part for any reason, then:

(a)

Client will take delivery of and pay for all undelivered Products that are manufactured and/or packaged under a Firm Order, at the price in effect at the time the Firm Order was placed, subject to Client's right to reject any such Product as described in Article 6 of this Agreement;

(b)

Client will purchase, at Patheon's cost (including all costs incurred by Patheon for the purchase and handling of the Inventory), the Inventory applicable to the Products which was purchased, produced or maintained by Patheon in contemplation of filling Firm Orders or in accordance with Section 5.2, but not including Components which Patheon can use in its other Manufacturing operations and not including any Inventory that has been stored or otherwise maintained in an environment that a Regulatory Authority has determined, or would reasonably determine, is not cGMP compliant;

(c)	Client will satisfy the purchase price payable under Patheon's orders with suppliers of Components, if the orders were made by Patheon in reliance on Firm Orders or in accordance with Section 5.2;

Master Manufacturing Services Agreement

(d)	Client acknowledges that no Patheon Competitor will be permitted access to the Manufacturing Site; and
(e)

Client will make commercially reasonable efforts, at its own expense, to remove from Patheon site(s), within [***] days, all unused Active Material and Client-Supplied Components, all applicable Inventory and Materials (whether current or obsolete), supplies, undelivered Product, chattels, Equipment or other moveable property owned by Client, related to the Agreement and located at a Patheon site or that is otherwise under Patheon's care and control ("Client Property"). If Client fails to remove the Client Property within [***] days following the completion, termination, or expiration of the Product Agreement, Client will pay Patheon $[***] per pallet, per month, one pallet minimum (except that Client will pay $[***] per pallet, per month, one pallet minimum, for any of the Client Property that contains controlled substances, requires refrigeration or other special storage requirements) thereafter for storing the Client Property and will assume any third party storage charges invoiced to Patheon regarding the Client Property. Patheon will invoice Client for the storage charges as set forth in Section 5.6 of this Agreement.

(f)	The parties will reasonably cooperate to support the transfer of the manufacture of the Products to a third party manufacturer.

Any termination or expiration of this Agreement or a Product Agreement will not affect any outstanding obligations or payments due prior to the termination or expiration, nor will it prejudice any other remedies that the parties may have under this Agreement or a Product Agreement or any related Capital Equipment Agreement. For greater certainty, termination of this Agreement or of a Product Agreement for any reason will not affect the obligations and responsibilities of the parties under Articles 6, 10 and 11 and Sections 5.4, 5.6, 8.4, 13.1, 13.2, 13.3, and 13.16, all of which survive any termination.

Article 9

REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1Authority.

Each party covenants, represents, and warrants that it has the full right and authority to enter into this Agreement and that it is not aware of any impediment that would inhibit its ability to perform its obligations hereunder.

9.2Client Warranties.

Client covenants, represents, and warrants that:

(a)	Non-Infringement.
(i)	the Specifications for each of the Products are its or its Affiliate's property and that Client may lawfully disclose the Specifications to Patheon;
(ii)

any Client Intellectual Property, used by Patheon in performing the Manufacturing Services according to the Specifications (A) is Client's or its Affiliate's unencumbered property, (B) may be lawfully used as directed by Client, and (C) does not infringe and will not infringe any Third Party Rights;

Master Manufacturing Services Agreement

(iii)

the performance of the Manufacturing Services by Patheon for any Product under this Agreement or any Product Agreement or the use or other disposition of any Product by Patheon as may be required to perform its obligations undo this Agreement or under any Product Agreement does not and will not infringe any Third Party Rights;

(iv)

there are no actions or other legal proceedings, concerning the infringement Third Party Rights related to any of the Specifications, or any of the Active Materials and the Components, or the sale, use, or other disposition of any Product made in accordance with the Specifications;

(b)	Quality and Compliance.
(i)	the Specifications for all Products conform to all applicable cGMPs and Applicable Laws;
(ii)

the Products, if labelled and manufactured in accordance with the Specification and in compliance with applicable cGMPs and Applicable Laws (i) may lawfully sold and distributed in every jurisdiction in which Client markets the Products, (ii) will be fit for the purpose intended, and

(iii)	will be safe for hums consumption;
(iv)

on the date of shipment, the API will conform to the specifications for the API that Client has given to Patheon and that the API will be adequately contain& packaged, and labelled and will conform to the affirmations of fact on the container.

9.3Patheon Warranties.

Patheon covenants, represents, and warrants that:

(a)	It will perform the Manufacturing Services in accordance with the Specifications, cGMP and Applicable Laws; and
(b)

any Patheon Intellectual Property used by Patheon to perform the Manufacturing Service (i) is Patheon's or its Affiliate's unencumbered property, (ii) may be lawfully used t Patheon, and (iii) does not infringe and will not infringe any Third Party Rights.

9.4Debarred Persons.

Patheon covenants that it will not in the performance of its obligations under this Agreement use the services of any person debarred or suspended under 21 U.S.C. §335(a) or (t Patheon represents that it does not currently have, and covenants that it will not hire, as an officer or E employee any person who has been convicted of a felony under the laws of the United States for conduct relating to the regulation of any drug product under the Federal Food, Drug, and Cosmetic Act (United States).

9.5Permits.

Client will be solely responsible for obtaining or maintaining, on a timely basis, any permits or other regulatory approvals for the Products or the Specifications, including, without limitation, all marketing and post-marketing approvals.

Master Manufacturing Services Agreement

Patheon will maintain at all relevant times all governmental permits, licenses, approval, and authorities required to enable it to lawfully and properly perform the Manufacturing Services.

9.6No Warranty.

PATHEON MAKES NO WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, BY FACT OR LAW, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT. PATHEON MAKES NO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE NOR ANY WARRANTY OF MERCHANTABILITY FOR THE PRODUCTS.

Article 10

REMEDIES AND INDEMNITIES

10.1Consequential Damages.

Under no circumstances whatsoever will either party be liable to the other in contract, tort, negligence, breach of statutory duty, or otherwise for (i) any (direct or indirect) loss of profits, of production, of anticipated savings, of business, or goodwill or (ii) for any other liability, damage, costs, or expense of any kind incurred by the other party of an indirect or consequential nature, regardless of any notice of the possibility of these damages.

10.2Limitation of Liability.

(a)

Active Materials. Except as expressly set forth in Section 2.2, under no circumstances will Patheon be responsible for any loss or damage to the Active Materials. Patheon's maximum responsibility for loss or damage to the Active Materials will not exceed the Maximum Credit Value set forth in Schedule D of a Product Agreement.

Maximum Liability. Patheon's maximum liability to Client under this Agreement or any Product Agreement for any reason whatsoever, including, without limitation, any liability arising under Article 6 hereof or resulting from any and all breaches of its representations, warranties, or any other obligations under this Agreement or any Product Agreement, but excluding [***], will not exceed on a per Product basis [***]% of revenues per Year to Patheon under the applicable Product Agreement, up to a maximum of $[***] in the aggregate per Year for all Products.

10.3Patheon.

Patheon agrees to defend and indemnify Client, its officers, employees, and agents against all losses, damages, costs, claims, demands, judgments and liability to, from and in favor of third parties (other than Affiliates) resulting from, or relating to any claim of personal injury or property damage to the extent that the injury or damage is the result of a failure by Patheon to perform the Manufacturing Services in accordance with the Specifications, cGMPs, and Applicable Laws except to the extent that the losses, damages, costs, claims, demands, judgments, and liability are due to the negligence or wrongful act(s) of Client, its officers, employees, agents, or Affiliates.

If a claim occurs, Client will: (a) promptly notify Patheon of the claim; (b) use commercially reasonable efforts to mitigate the effects of the claim; (c) reasonably cooperate with Patheon in the defense of the claim; and (d) permit Patheon to control the defense and settlement of the claim, all at Patheon's cost and expense.

Master Manufacturing Services Agreement

10.4Client.

Client agrees to defend and indemnify Patheon, its officers, employees, and agents against all losses, damages, costs, claims, demands, judgments and liability to, from and in favor of third parties (other than Affiliates) resulting from, or relating to any claim of infringement or alleged infringement of any Third Party Rights in the Products, or any portion thereof, or any claim of personal injury or property damage to the extent that the injury or damage is the result of a breach of this Agreement by Client, including, without limitation, any representation or warranty contained herein, except to the extent that the losses, damages, costs, claims, demands, judgments, and liability are due to the negligence or wrongful act(s) of Patheon, its officers, employees, or agents.

If a claim occurs, Patheon will: (a) promptly notify Client of the claim; (b) use commercially reasonable efforts to mitigate the effects of the claim; (c) reasonably cooperate with Client in the defense of the claim; and (d) permit Client to control the defense and settlement of the claim, all at Client's cost and expense.

10.5Reasonable Allocation of Risk.

This Agreement (including, without limitation, this Article 10) is reasonable and creates a reasonable allocation of risk for the relative profits the parties each expect to derive from the Products. Patheon assumes only a limited degree of risk arising from the manufacture, distribution, and use of the Products because Client has developed and holds the marketing approval for the Products, Client requires Patheon to manufacture and label the Products strictly in accordance with the Specifications, and Client, not Patheon, is best positioned to inform and advise potential users about the circumstances and manner of use of the Products.

Article 11

CONFIDENTIALITY

11.1Confidentiality,

The Confidentiality Agreement will apply to all confidential information disclosed by the parties under this Agreement or any Product Agreement. If the Confidentiality Agreement expires or is terminated prior to the expiration or termination of this Agreement or any Product Agreement, the terms of the Confidentiality Agreement will continue to govern the parties' obligations of confidentiality for any confidential or proprietary information disclosed by the parties hereunder, for the term of this Agreement or any Product Agreement, as though the Confidentiality Agreement remained in full force and effect.

Article 12

DISPUTE RESOLUTION

12.1Commercial Disputes.

If any dispute arises out of this Agreement or any Product Agreement (other than a dispute under Section 6.1(b) or a Technical Dispute, as defined herein), the parties will first try to resolve it amicably. In that regard, any party may send a notice of dispute to the other, and each party will appoint, within [***] Business Days from receipt of the notice of dispute, a single representative having full power and authority to resolve the dispute. The representatives will meet as necessary in order to resolve the dispute. If the representatives fail to resolve the matter within [***] from their appointment, or if a party fails to appoint a representative within the [***] Business

Master Manufacturing Services Agreement

Day period set forth above, the dispute will immediately be referred to the Chief Operating Officer (or another officer as he/she may designate) of each party who will meet and discuss as necessary to try to resolve the dispute amicably. Should the parties fail to reach a resolution under this Section 12.1, the dispute will be referred to a court of competent jurisdiction in accordance with Section 13.16.

12.2Technical Dispute Resolution.

If a dispute arises (other than disputes under Sections 6.1(b) or 12.1) between the parties that is exclusively related to technical aspects of the manufacturing, packaging, labelling, quality control testing, handling, storage, or other activities under this Agreement (a "Technical Dispute"), the parties will make all reasonable efforts to resolve the dispute by amicable negotiations. In that regard, senior representatives of each party will, as soon as possible and in any event no later than [***] Business Days after a written request from either party to the other, meet in good faith to resolve any Technical Dispute. If, despite this meeting, the parties are unable to resolve a Technical Dispute within a reasonable time, and in any event within [***] Business Days of the written request, the Technical Dispute will, at the request of either party, be referred for determination to an expert in accordance with Exhibit A. If the parties cannot agree that a dispute is a Technical Dispute, Section 12.1 will prevail. For greater certainty, the parties agree that the release of the Products for sale or distribution under the applicable marketing approval for the Products will not by itself indicate compliance by Patheon with its obligations for the Manufacturing Services and further that nothing in this Agreement (including Exhibit A) will remove or limit the authority of the relevant qualified person (as specified by the Quality Agreement) to determine whether the Products are to be released for sale or distribution.

Article 13

MISCELLANEOUS

13.1Corporate Responsibility

. Patheon, while performing the Manufacturing Services under this Agreement, will comply, in all material respects, with all applicable laws, rules, regulations, and standards that relate to the Agreement including, but not limited to, those relating to environmental matters, public health, wages, hours and conditions of employment, subcontractor selection, discrimination and occupational health/safety. Without limiting the foregoing, Patheon covenants that neither Patheon nor any of its subcontractors will utilize child or any form of forced or involuntary labor in while performing the Manufacturing Services under this Agreement. Upon Client's reasonable written request, Patheon will certify in writing its compliance with this Section 13.1 and will provide copies of all applicable permits, certificates and licenses that may be required for its performance under this Agreement. Upon Client's reasonable written request, Patheon will allow Client or its authorized representatives to audit the Manufacturing Site to verify Patheon's performance against the requirements in this Section 13.1. I his audit right does not include the right to interview any Patheon employee or subcontractor or to review any personnel or medical files of Patheon's employees, any Environmental, Health or Safety files of Patheon, any internal audit files of Patheon, or any financial records, including payroll records, of Patheon. Client will have the right to terminate this Agreement in whole or in part, as set forth in Section 8.2(a), if Patheon fails to materially comply with the requirements of this Section 13.1.

13.2Inventions.

(a)

For the term of this Agreement, Client hereby grants to Patheon a non-exclusive, paid-up, royalty-free, non-transferable license of Client's Intellectual Property which Patheon must use in order to perform the Manufacturing Services.

Master Manufacturing Services Agreement

(b)

All Intellectual Property generated or derived by Patheon while performing the Manufacturing Services, to the extent it is specific to the development, manufacture, use, and sale of Client's Product that is the subject of the Manufacturing Services, will be the exclusive property of Client.

(c)

All Patheon Intellectual Property will be the exclusive property of Patheon. Patheon hereby grants to Client a perpetual, irrevocable, non-exclusive, paid-up, royalty-free, transferable license to use the Patheon Intellectual Property used by Patheon to perform the Manufacturing Services to enable Client to manufacture the Product(s).

(d)	Each party will be solely responsible for the costs of filing, prosecution, and maintenance of patents and patent applications on its own Inventions.
(e)

Either party will give the other party written notice, as promptly as practicable, of all Inventions which can reasonably be deemed to constitute improvements or other modifications of the Products or processes or technology owned or otherwise controlled by the party.

13.3Intellectual Property.

Subject to Section 13.2, all Client Intellectual Property will be owned by Client and all Patheon Intellectual Property will be owned by Patheon. Neither party has, nor will it acquire, any interest in any of the other party's Intellectual Property unless otherwise expressly agreed to in writing. Neither party will use any Intellectual Property of the other party, except as specifically authorized by the other party or as required for the performance of its obligations under this Agreement.

13.4Insurance.

Each party will maintain commercial general liability insurance, including blanket contractual liability insurance covering the obligations of that party under this Agreement through the term of this Agreement and for a period of three years thereafter. This insurance will have policy limits of not less than (i) $[***] for each occurrence for personal injury or property damage liability; and (ii) $[***] in the aggregate per annum for product and completed operations liability. If requested each party will give the other a certificate of insurance evidencing the above and showing the name of the issuing company, the policy number, the effective date, the expiration date, and the limits of liability. The insurance certificate will further provide for a minimum of [***] days' written notice to the insured of a cancellation of, or material change in, the insurance. If a party is unable to maintain the insurance policies required under this Agreement through no fault of its own, then the party will forthwith notify the other party in writing and the parties will in good faith negotiate appropriate amendments to the insurance provision of this Agreement in order to provide adequate assurances.

13.5Independent Contractors.

The parties are independent contractors and this Agreement and any Product Agreement will not be construed to create between Patheon and Client any other relationship such as, by way of example only, that of employer-employee, principal agent, joint-venturer, co-partners, or any similar relationship, the existence of which is expressly denied by the parties.

13.6No Waiver.

Either party's failure to require the other party to comply with any provision of this Agreement or any Product Agreement will not be deemed a waiver of the provision or any other

Master Manufacturing Services Agreement

provision of this Agreement or any Product Agreement, with the exception of Sections 6.1 and 8.2 of this Agreement.

13.7Assignment.

(a)

Patheon may not assign this Agreement or any Product Agreement or any of its associated rights or obligations without the written consent of Client, this consent not to be unreasonably withheld. But Patheon may arrange for subcontractors to perform specific testing services arising under any Product Agreement without the consent of Client. Further it is specifically agreed that Patheon may subcontract any part of the Manufacturing Services under a Product Agreement to any of its Affiliates with Client's written consent, this consent not to be unreasonably withheld.

(b)

Subject to Section 8.2(d), Client may assign this Agreement or any Product Agreement or any of its associated rights or obligations without approval from Patheon. But Client will give Patheon prior written notice of any assignment, any assignee will covenant in writing with Patheon to be bound by the terms of this Agreement or the Product Agreement, and Client will remain liable hereunder. Any partial assignment will be subject to Patheon's cost review of the assigned Products and Patheon may terminate this Agreement or any Product Agreement or any assigned part thereof, on [***] months' prior written notice to Client and the assignee if good faith discussions do not lead to agreement on amended Manufacturing Service fees within a reasonable time.

(c)

Despite the foregoing provisions of this Section 13.7, either party may assign this Agreement or any Product Agreement to any of its Affiliates or to a successor to or purchaser of all or substantially all of its business, but the assignee must execute an agreement with the non-assigning party whereby it agrees to be bound hereunder.

13.8Force Majeure.

Neither party will be liable for the failure to perform its obligations under this Agreement or any Product Agreement if the failure is caused by an event beyond that party's reasonable control, including, but not limited to, strikes or other labor disturbances, lockouts, riots, quarantines, communicable disease outbreaks, wars, acts of terrorism, fires, floods, storms, interruption of or delay in transportation, defective equipment, lack of or inability to obtain fuel, power or components, or compliance with any order or regulation of any government entity acting within color of right (a "Force Majeure Event"). A party claiming a right to excused performance under this Section 13.8 will immediately notify the other party in writing of the extent of its inability to perform, which notice will specify the event beyond its reasonable control that prevents the performance. Neither party will be entitled to rely on a Force Majeure Event to relieve it from an obligation to pay money (including any interest for delayed payment) which would otherwise be due and payable under this Agreement or any Product Agreement.

13.9Additional Product.

Additional Products may be added to, or existing Products deleted from, any Product Agreement by amendments to the Product Agreement including Schedules A, B, C, and D as applicable.

Master Manufacturing Services Agreement

13.10Notices.

Unless otherwise agreed in a Product Agreement, any notice, approval, instruction or other written communication required or permitted hereunder will be sufficient if made or given to the other party by personal delivery, by telecopy, facsimile communication, or confirmed receipt email or by sending the same by first class mail, postage prepaid to the respective addresses, telecopy or facsimile numbers or electronic mail addresses set forth below:

If to Client:

Horizon Medicines LLC

150 S. Saunders Road

Lake Forest, IL 60045

Attention: Mike DesJardin

With a copy to:

Horizon Medicines LLC

150 S. Saunders Road

Lake Forest, IL 60045

If to Patheon:

Patheon Pharmaceuticals Inc

2110 East Galbraith Road

Cincinnati, OH 45237-1625

Attention: Director of Legal Services

With a copy to:

Patheon Inc.

4815 Emperor Blvd., Suite 110,

Durham, NC 27703

Attention: Legal Department

given by personal delivery, telecopy, facsimile, or electronic mail will be deemed to have been sufficiently made or given when sent (receipt acknowledged), or if mailed, [***] days after being deposited in the United States, Canada, or European Union mail, postage prepaid or upon receipt, whichever is sooner.

13.11Severability.

If any provision of this Agreement or any Product Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, that determination will not impair or affect the validity, legality, or enforceability of the remaining provisions, because each provision is separate, severable, and distinct.

13.12Entire Agreement.

This Agreement, together with the applicable Product Agreement, Quality Agreement and the Confidentiality Agreement, constitutes the full, complete, final and integrated agreement between the parties relating to the subject matter hereof and supersedes all previous written or oral negotiations, commitments, agreements, transactions, or understandings.

Master Manufacturing Services Agreement

concerning the subject matter hereof. Any modification, amendment, or supplement to this Agreement or any Product Agreement must be in writing and signed by authorized representatives of both parties. In case of conflict, the prevailing order of documents will be this Agreement, the Product Agreement, the Quality Agreement, and the Confidentiality Agreement.

13.13Other Terms.

No terms, provisions or conditions of any purchase order or other business form or written authorization used by Client or Patheon will have any effect on the rights, duties, or obligations of the parties under or otherwise modify this Agreement or any Product Agreement, regardless of any failure of Client or Patheon to object to the terms, provisions, or conditions unless the document specifically refers to this Agreement or the applicable Product Agreement and is signed by both parties.

13.14No Third Party Benefit or Right.

For greater certainty, nothing in this Agreement or any Product Agreement will confer or be construed as conferring on any third party any benefit or the right to enforce any express or implied term of this Agreement or any Product Agreement.

13.15Execution in Counterparts.

This Agreement and any Product Agreement may be executed in two or more counterparts, by original or facsimile signature, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

13.16Use of Client Name.

Patheon will not make any use of Client's name, trademarks or logo or any variations thereof, alone or with any other word or words, without the prior written consent of Client, which consent will not be unreasonably withheld. Despite this, Client agrees that Patheon may include Client's name and logo in customer lists or related marketing and promotional material for the purpose of identifying users of Patheon's Manufacturing Services.

13.17Governing Law.

This Agreement and, unless otherwise agreed by the parties, any Product Agreement, will be construed and enforced in accordance with the laws of the State of New York and the laws of the United States of America applicable therein and subject to the exclusive jurisdiction of the courts thereof. The UN Convention on Contracts for the International Sale of Goods will not apply to this Agreement.

[Signature page to follow]

Master Manufacturing Services Agreement

IN WITNESS WHEREOF, the authorized representatives of the parties have executed this Agreement as of the Effective Date.

PATHEON PHARMACEUTICALS INC.
By:	/s/ Amanda Bosse
Name:	Amanda Bosse
Title:	VP and GM Cincinnati Regional Operations

HORIZON MEDICINES LLC
By :	/s/ Michael DesJardin
Name:	Michael DesJardin
Title:	EVP Tech OPS

Master Manufacturing Services Agreement

APPENDIX 1

FORM OF PRODUCT AGREEMENT

(Includes Schedules A to D)

PRODUCT AGREEMENT

This Product Agreement (this "Product Agreement") is issued under the Master Manufacturing Services Agreement dated October__, 2018 between Patheon Pharmaceuticals Inc., and Horizon
Medicines LLC, (the "Master Agreement"), and is entered into [insert effective date] (the "Effective Date"), between Patheon Pharmaceuticals Inc., [or applicable Patheon Affiliate], a corporation existing under the laws of the State of Delaware [or applicable founding jurisdiction for Patheon Affiliate], having a principal place of business at 2110 East Galbraith Road, Cincinnati, OH 45237-1625 [or Patheon Affiliate address] ("Patheon") and [insert Client name, legal entity, founding jurisdiction and address] ("Client").

The terms and conditions of the Master Agreement are incorporated herein except to the extent this Product Agreement expressly references the specific provision in the Master Agreement to be modified by this Product Agreement. All capitalized terms that are used but not defined in this Product Agreement will have the respective meanings given to them in the Master Agreement.

The Schedules to this Product Agreement are incorporated into and will be construed in accordance with the terms of this Product Agreement.

1.	Product List and Specifications (See Schedule A attached hereto)
2.	Minimum Order Quantity, Annual Volume, and Price (See Schedule B attached hereto)
3.	Annual Stability Testing and Validation Activities (if applicable) (See Schedule C attached hereto)
4.	Active Materials, Active Materials Credit Value, and Maximum Credit Value (See Schedule D attached hereto)
5.	Yearly Forecasted Volume: (insert for sterile products in Italy if applicable under Section 4.2.1)
6.	Territory: (insert the description of the Territory here)
7.	Manufacturing Site: (insert address of Patheon Manufacturing Site where the Manufacturing Services will be performed)
8.	Governing Law: (if applicable under Section 13.16 of the Master Agreement)
9.	Inflation Index: (if applicable under Section 4.2(a) of the Master Agreement for Products manufactured outside of the Unites States or Puerto Rico)
10.	Currency: (if applicable under Section 1.4 of the Master Agreement)
11.	Initial Set Exchange Rate: (if applicable under Section 4.2(d) of the Master Agreement)
12.	Initial Product Term: (if applicable under Section 8.1 of the Master Agreement)

Master Manufacturing Services Agreement

13.	Notices: (if applicable under Section 13.9 of the Master Agreement)
14.	Other Modifications to the Master Agreement: (if applicable under Section 1.2 of the Master Agreement)

_____________________________________

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Product Agreement as of the Effective Date set forth above.

PATHEON PHARMACEUTICALS INC.[or applicable Patheon Affiliate]

By:
Name:
Title:

HORIZON MEDICINES LLC [or applicable Horizon Affiliate]

By:
Name:
Title:

Master Manufacturing Services Agreement

SCHEDULE A

PRODUCT LIST AND SPECIFICATIONS

[***]

Master Manufacturing Services Agreement

SCHEDULE B

MINIMUM ORDER QUANTITY, ANNUAL VOLUME, AND PRICE

[***]

Master Manufacturing Services Agreement

SCHEDULE C

ANNUAL STABILITY TESTING and VALIDATION ACTIVITIES (if applicable)]

[***]

Master Manufacturing Services Agreement

SCHEDULE D

ACTIVE MATERIALS

[***]

Master Manufacturing Services Agreement

EXHIBIT A

TECHNICAL DISPUTE RESOLUTION

Technical Disputes which cannot be resolved by negotiation as provided in Section 12.2 will be resolved in the following manner:

1.Appointment of Expert. Within [***] Business Days after a party requests under Section 12.2 that an expert be appointed to resolve a Technical Dispute, the parties will jointly appoint a mutually acceptable expert with experience and expertise in the subject matter of the dispute. If the parties are unable to so agree within the [***] Business Day period, or in the event of disclosure of a conflict by an expert under Paragraph 2 hereof which results in the parties not confirming the appointment of the expert, then an expert (willing to act in that capacity hereunder) will be appointed by an experienced arbitrator on the roster of the American Arbitration Association.

2.Conflicts of Interest. Any person appointed as an expert will be entitled to act and continue to act as an expert even if at the time of his appointment or at any time before he gives his determination, he has or may have some interest or duty which conflicts or may conflict with his appointment if before accepting the appointment (or as soon as practicable after he becomes aware of the conflict or potential conflict) he fully discloses the interest or duty and the parties will, after the disclosure, have confirmed his appointment.

3.Not Arbitrator. No expert will be deemed to be an arbitrator and the provisions of the American Arbitration Act or of any other applicable statute (foreign or domestic) and the law relating to arbitration will not apply to the expert or the expert's determination or the procedure by which the expert reaches his determination under this Exhibit A.

4.Procedure. Where an expert is appointed:

(a)

Timing. The expert will be so appointed on condition that (i) he promptly fixes a reasonable time and place for receiving representations, submissions or information from the parties and that he issues the authorizations to the parties and any relevant third party for the proper conduct of his determination and any hearing and (ii) he renders his decision (with full reasons) within [***] Business Days (or another other date as the parties and the expert may agree) after receipt of all information requested by him under Paragraph 4(b) hereof.

(b)

Disclosure of Evidence. The parties undertake one to the other to give to any expert all the evidence and information within their respective possession or control as the expert may reasonably consider necessary for determining the matter before him which they will disclose promptly and in any event within [***] Business Days of a written request from the relevant expert to do so.

(c)

Advisors. Each party may appoint any counsel, consultants and advisors as it feels appropriate to assist the expert in his determination and so as to present their respective cases so that at all times the parties will co-operate and seek to narrow and limit the issues to be determined.

(d)

Appointment of New Expert. If within the time specified in Paragraph 4(a) above the expert will not have rendered a decision in accordance with his appointment, a new expert may (at the request of either party) be appointed and the appointment of the existing expert will thereupon cease for the purposes of determining the matter at issue between the parties save this if the existing expert renders his decision with full reasons prior to the appointment of the new expert, then this decision will have effect and the proposed appointment of the new expert will be withdrawn.

Master Manufacturing Services Agreement

(e)	Final and Binding. The determination of the expert will, except for fraud or manifest error, be final and binding upon the parties.
(f)

Costs. Each party will bear its own costs for any matter referred to an expert hereunder and, in the absence of express provision in the Agreement to the contrary, the costs and expenses of the expert will be shared equally by the parties.

For greater certainty, the release of the Products for sale or distribution under the applicable marketing approval for the Products will not by itself indicate compliance by Patheon with its obligations for the Manufacturing Services and further that nothing in this Agreement (including this Exhibit A) will remove or limit the authority of the relevant qualified person (as specified by the Quality Agreement) to determine whether the Products are to be released for sale or distribution.

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EXHIBIT B

COMMERCIAL QUALITY AGREEMENT

[***]

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EXHIBIT C

QUARTERLY ACTIVE MATERIALS INVENTORY REPORT

[***]

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EXHIBIT D

REPORT OF ANNUAL ACTIVE MATERIALS INVENTORY RECONCILIATION AND CALCULATION OF ACTUAL ANNUAL YIELD

[***]

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EXHIBIT E

EXAMPLE OF PRICE ADJUSTMENT DUE TO CURRENCY FLUCTUATION

[***]